Exhibit 99.1
Dycom Industries, Inc. (NYSE: DY) Q1 2024 Results Conference Call May 24, 2023 9:00 AM ET

CORPORATE PARTICIPANTS

Steven E. Nielsen, President, Chief Executive Officer & Director, Dycom Industries, Inc.
Ryan F. Urness, Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.
H. Andrew DeFerrari, Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

OTHER PARTICIPANTS

Steven Fisher, Analyst, UBS Securities LLC
Adam Thalhimer, Analyst, Thompson, Davis & Company, Inc.
Alex Rygiel, Analyst, B Riley Securities, Inc.
Sean Eastman, Analyst, KeyBanc Capital Markets, Inc.
Brent Thielman, Analyst, D.A. Davidson & Co.

Christian Schwab, Analyst, Craig-Hallum Capital Group LLC
Eric Luebchow, Analyst, Wells Fargo Securities LLC
Alan Mitrani, Managing Partner, Sylvan Lake Asset Management LLC

MANAGEMENT DISCUSSION SECTION

Operator

Good day, and thank you for standing by. Welcome to the Dycom Industries, Inc. First Quarter 2024 Results Conference Call. At this time, all participants are in a listen-only mode. After the speakers’ presentation, there will be a question-and-answer session. Please be advised that today's conference is being recorded. I would now like to hand the conference over to your host today, Mr. Steven Nielsen, President and Chief Executive Officer. Please go ahead, sir.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thank you, Operator. Good morning, everyone. Thank you for attending this conference call to review our first quarter fiscal 2024 results.

Going to Slide 2. During this call we will be referring to a slide presentation which can be found on our website’s investor center main page. Relevant slides will be identified by number throughout our presentation. Today we have on the call Drew DeFerrari, our Chief Financial Officer and Ryan Urness, our General Counsel. Now I will turn the call over to Ryan Urness.

Ryan F. Urness
Vice President, General Counsel & Corporate Secretary, Dycom Industries, Inc.

Thank you, Steve. All forward-looking statements made during this conference call are provided pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all comments reflecting our expectations, assumptions or beliefs about future events or performance that do not relate solely to historical periods. These forward-looking statements are subject to risks and uncertainties which may cause actual results to differ materially from current projections, including those risks described in our annual report on Form 10-K filed March 3, 2023 together with our other filings with the US Securities and Exchange Commission. Forward-looking statements are made solely as of the original broadcast date of this conference call, and we assume no obligation to update any forward-looking statements. Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Ryan. Now, moving to slide 4 and a review of our first quarter results. As we review our results, please note that in our comments today, and in the accompanying slides, we reference certain Non-GAAP measures. We refer you to the Quarterly Reports section of our website for a reconciliation of these Non-GAAP measures to their corresponding GAAP measures.

Now for the quarter. Revenue was $1.045 billion, an organic increase of 19.3% as we deployed gigabit wireline networks, wireless/wireline converged networks and wireless networks. This quarter reflected an increase in demand from four of our top five customers.

Gross margin was 18.4% of revenue and increased 348 bps compared to Q1 of fiscal 2023. General and administrative expenses were 7.9% of revenue and all of these factors produced Adjusted EBITDA of $113.5 million or 10.9% of revenue and earnings per share of $1.73, compared to $0.65 in the year ago quarter. Liquidity was strong at $673.9 million. During the quarter, we repurchased 225,000 shares of our common stock.

Now Going to Slide 5. Today major industry participants are constructing or upgrading significant wireline networks across broad sections of the country. These wireline networks are generally designed to provision gigabit network speeds to individual consumers and businesses either directly or wirelessly using 5G technologies.

Industry participants have stated their belief that a single high-capacity fiber network can most cost effectively deliver services to both consumers and businesses, enabling multiple revenue streams from a single investment. This view is increasing the appetite for fiber deployments, and we believe that the industry effort to deploy high-capacity fiber networks continues to meaningfully broaden the set of opportunities for our industry.

Increasing access to high-capacity telecommunications continues to be crucial to society, especially for rural America. The Infrastructure Investment and Jobs Act includes over $40 billion for the construction of rural communications networks in unserved and underserved areas across the country. This represents an unprecedented level of support. In addition, substantially all states have commenced programs that will provide funding for telecommunications networks even prior to the initiation of funding under the Infrastructure Act.

We are providing program management, planning, engineering and design, aerial, underground, and wireless construction and fulfillment services for gigabit deployments. These services are being provided across the country in numerous geographic areas to multiple customers.

These deployments include networks consisting entirely of wired network elements and converged wireless/wireline multi-use networks. Fiber network deployment opportunities are increasing in rural America as new industry participants respond to emerging societal initiatives.

We continue to provide integrated planning, engineering and design, procurement and construction and maintenance services to several industry participants.

Macro-economic conditions, including those impacting the cost of capital may influence the execution of some industry plans. In addition, the market for labor remains tight in many regions around the country. Automotive and equipment supply chains remain challenged, particularly for the large truck chassis required for specialty equipment. Prices for capital equipment continue to increase. It remains to be seen how long these conditions may persist.

We expect demand to continue to fluctuate amongst customers including several customers whose deployments are accelerating into the second half of the year offset in part by two customers whose capital expenditures have been more heavily weighted to the first half of this year. Within this context, we remain confident that our scale and financial strength position us well to deliver valuable service to our customers.

Moving to Slide 6. During the quarter revenue increased 19.3%. Our top five customers combined produced 65.5% of revenue, increasing 20.7% organically. Demand increased from four of our top five customers. All other customers increased 16.7% organically.

AT&T was our largest customer at 21.5% of total revenue, or $224.4 million. Lumen was our second largest customer at 13.0% of revenue, or $136.4 million. Lumen grew organically 70.4%, excluding operations sold to Brightspeed from the year ago period. This was our fifth consecutive quarter of organic growth with Lumen. Revenue from Comcast was $120.6 million, or 11.5% of revenue. Comcast was Dycom’s third largest customer and grew organically 8.4%. Frontier was our fourth largest customer at $103.2 million, or 9.9% of revenue. Frontier grew 80.2% organically. And finally, Verizon was our fifth largest customer at $99.9 million, or 9.6% of revenue. Verizon grew 23.4% organically. This was our third quarter of organic growth with Verizon.

This is the fourth consecutive quarter where our top five customers grew organically in excess of 20% and the seventeenth consecutive quarter where all of our other customers in aggregate, excluding the top five customers, have grown organically. Of note, fiber construction revenue from electric utilities was $83.5 million in the quarter and increased organically 20.0% year-over-year.

We have extended our geographic reach and expanded our program management and network planning services. In fact, over the last several years we believe we have meaningfully increased the long-term value of our maintenance and operations business, a trend which we believe will parallel our deployment of gigabit wireline direct and wireless/wireline converged networks as those deployments dramatically increase the amount of outside plant network that must be extended and maintained.

Now going to slide 7. Backlog at the end of the first quarter was $6.316 billion vs. $6.141 billion at the end of the January 2023 quarter, an increase of $175 million. Of this backlog, approximately $3.482 billion is expected to be completed in the next 12 months. Backlog activity during the first quarter reflects solid performance as we booked new work and renewed existing work. We continue to anticipate substantial future opportunities across a broad array of our customers.

During the quarter we received, from Frontier a construction and maintenance agreement in Wisconsin. For Charter, rural fiber construction agreements in Indiana and North Carolina and construction agreements in California, Nevada, and Montana. From various rural providers rural fiber construction agreements in Washington, Oregon, Minnesota, Wisconsin, Missouri, and Kentucky. And various utility line locating agreements in California, Indiana, and New Jersey. Headcount was 15,375.

Now I will turn the call over to Drew for his financial review and outlook.

H. Andrew DeFerrari
Senior Vice President & Chief Financial Officer, Dycom Industries, Inc.

Thanks, Steve, and good morning, everyone. Going to slide 8. Contract revenues were $1.045 billion and organic revenue increased 19.3%. Adjusted EBITDA was $113.5 million, or 10.9% of revenue, compared to $63.7 million or 7.3% of revenue. The Adjusted EBITDA percentage increased 359 bps compared to Q1 2023 and this exceeded the mid-point of our expectations by approximately 190 bps. The drivers of this outperformance compared to our expectations were approximately 110 bps of gross margin and approximately 80 bps of G&A expense resulting from improved operating leverage and performance on the higher level of revenue in the quarter. Gross margin was 18.4% of revenue compared to 14.9% in Q1 2023. G&A expense was 7.9% of revenue, in-line with Q1 2023.

Net income was $1.73 per share compared to $0.65 per share in Q1 last year. The increase in earnings reflects higher Adjusted EBITDA, lower amortization, and higher gains on asset sales, partially offset by higher depreciation, stock-based compensation, interest expense and taxes.
Going to slide 9. Our financial position and balance sheet remains strong. We ended Q1 with $500.0 million of Senior Notes, $328.1 million of Term Loan, and no revolver borrowings. Cash and equivalents were $71.4 million and liquidity was strong at $673.9 million. Our capital allocation prioritizes organic growth, followed by opportunistic share repurchases and M&A, within the context of our historical range of net leverage.

Going to slide 10. Cash flows used in operating activities were $85.1 million to support the sequential growth in Q1. Capital expenditures were $33.6 million, net of disposal proceeds, and gross CapEx was $42.9 million.

During Q1, we repurchased 225,000 shares of our common stock for $20.3 million.

The combined DSO’s of Accounts Receivable and net Contract Assets was 106 days, a reduction of 2 days sequentially as we had solid collections from customers during the quarter.

Going to slide 11. As we look ahead to the quarter ending July 29, 2023, we expect contract revenues to increase mid-single digit as a percentage of contract revenues as compared to Q2 of last year and Non-GAAP Adjusted EBITDA percentage of contract revenues to increase 50 to 100 bps as compared to Q2 2023. We also expect $12.2 million of net interest expense, a 26.0% effective income tax rate, and 29.7 million diluted shares.

Now, I will turn the call back to Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks Drew. Moving to slide 12. This quarter we experienced solid activity and capitalized on our significant strengths. First and foremost, we maintained significant customer presence throughout our markets. We are encouraged by the breadth in our business. Our extensive market presence has allowed us to be at the forefront of evolving industry opportunities.

Telephone companies are deploying fiber-to-the-home to enable gigabit high speed connections. Increasingly, rural electric utilities are doing the same. Dramatically increased speeds for consumers are being provisioned and consumer data usage is growing, particularly upstream.

Wireless construction activity in support of newly available spectrum bands continues this year.

Federal and state support for rural deployments of communications networks is dramatically increasing in scale and duration.

Cable operators are increasing fiber deployments in rural America. Capacity expansion projects are underway.

Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance and operations business.

As our nation and industry navigate economic uncertainty, we remain encouraged that a growing number of our customers are committed to multi-year capital spending initiatives. We are confident in our strategies, the prospects for our company, the capabilities of our dedicated employees, and the experience of our management team.

Now operator we will open the call for questions.

QUESTION AND ANSWER SECTION

Operator

[Operator Instructions] Our first question comes from the line of Steven Fisher with UBS.

Steven Fisher
Analyst, UBS Securities LLC

Thanks. Good morning and congratulations on a very nice result in the quarter. Steve, what do you make of some of these customers front-end loading versus some that are accelerating into the second half? To what extent, do you think this is all just idiosyncratic to each of these customers versus there being any particular message implied about sort of confidence in the overall outlook for investment?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. Sure, Steve. So I think for those that are moderating into the second half of the year, both have spoken recently at conferences and talked about how much work they were able to get done in the fourth calendar and first calendar quarter. And so I think that they were pleased with the amount of work that they were able to do. And so they have a somewhat more moderate outlook going into the second half of the year. I think that's offset by the number of customers who were ramping in the first half of this year with aggressive goals for increases year-over-year where the activity is picking up.

One thing, Steve, that perhaps to give you a little more granularity is if you exclude those two customers from the rest of the customers and take a look at sequentially the growth in the rest of the customers, it's in line with what we saw or maybe even a little bit better than what we saw last year. So I didn't use the word idiosyncratic. But there are always factors that are going to cause some customers to vary around the trend line in a program that's – or in a theme that's this big and of such an extended duration.

Steven Fisher
Analyst, UBS Securities LLC

Okay. So it doesn't necessarily change your view of what's still to come. Just a little bit of near-term shift in timing, it sounds like.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. I mean, in both cases, I think that those customers have reiterated their commitment to plans and talked about what they'd like to get done next year. And I think we'll see a more normalized spending pattern next year. I mean, the weather last winter caused some – a little bit of change of seasonality, depending on where a particular customer was in the ramp-up of their program.

Steven Fisher
Analyst, UBS Securities LLC

Okay. And then just to follow up, in terms of the margins, are there any specific drags that you're anticipating or already seeing in Q2? And how likely are these drags to sustain into the second half of the year? I know there's some debate about what the right consensus numbers are, but it seems like the consensus is already showing 160 basis points of improvement year-over-year in Q3.

And so for running at 50 to 100 for Q2, is that sort of the way we should be thinking about what the potential is, or – so are there any near-term drags to be aware of, and how does that kind of factor into the second half thinking at this point?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Sure. So, Steve, again, because we've had – in the near term, we've had this moderation with a couple of customers that we've got to work our way through, as the other customers are growing, we're taking a prudent view on the current quarter. I mean, we looked at the EPS consensus this morning, it looked achievable for Q2.

And we're hopeful that as we work through this little bit of fluctuation that the earnings power of the company is improving. If you looked over the last four quarters, Adjusted EBITDA was 10.5%. That was the first time since 2019. We're working hard to improve it from there. But we do think we're on a path to greater earnings power as we put some headwinds that we've been dealing with for a while behind us.

Steven Fisher
Analyst, UBS Securities LLC

Thanks, Steve. Appreciate it.

Operator

[Operator Instructions] And the next question is coming from the line of Adam Thalhimer of Thompson Davis.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Hey. Good morning, guys. Great quarter.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Good morning, Adam.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Thanks, Steve. I wanted to ask first on Brightspeed. Was there any project revenue in the Q1 sales figure or was that all maintenance that would have been done by Lumen?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

There was a lot of growth with both Brightspeed and Lumen. It's predominantly around their fiber programs, we're working hard to meet their expectations, and they'd like to get a lot of work done.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

And a question on Gigapower, is that – what's your outlook for that? And would that revenue flow through AT&T or would you flow that through all other?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Hi, Adam, I don't know that we have anything to say specifically about that. Other than to say, we're encouraged when there are new sources of capital that are attracted to the industry. And there's lots of capital flowing to support these builds.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Okay. Just lastly on BEAD funding and timing of spend, do you have any thoughts on that?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

It's the last that – the last that I saw, they still expect the maps to come out by the end of June. Depending on when that settles, there'll be an allocation of monies to the states. And I think by the end of the year, we'll have much better clarity around timing. I think what's important to note about BEAD, Adam, is it's really just one of a whole host of sources of public capital that's flowing into the business. So you have projects still funded by the CARES Act, which was, I think, April of 2020; ARPA, which was April of 2021; RDOF that came out in the first quarter of 2021. And a number of states have pretty substantial broadband funds. And so, for us, I think it's just another source of government support for a very big theme that's going to play out over a significant number of years.

Adam Thalhimer
Analyst, Thompson, Davis & Company, Inc.

Great. Thanks, Steve.

Operator

[Operator Instructions] The next question will be coming from Alex Rygiel of B. Riley.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Good morning, Steve. Very nice quarter.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thanks, Alex.

Alex Rygiel
Analyst, B Riley Securities, Inc.

In the past, you've talked about the duration of new contracts were shorter than historically. Has this trend continued, and can you discuss the impact on gross margins?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

I think what we said when we saw – when we were seeing lots of price pressures in the general economy, we were somewhat cautious to extend durations on agreements because we wanted to make sure that we didn't put ourselves in a position where because of inflationary pressure we couldn't deliver for the customer.

I think as we talked about last quarter, it's still not an easy environment, but it's not as bad as it was. And so I think as long as we get the appropriate pricing that our outlook on duration is probably a little more constructive than it was when fuel was $7 a gallon in California and wages were moving up pretty rapidly. Now, it's – labor is still tight, it's a sub-4% unemployment world. But it's a little bit better than it was last summer.

Alex Rygiel
Analyst, B Riley Securities, Inc.

And then headcount declined a little bit in the quarter sequentially. Is that a trend that we should expect over the next couple of quarters?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

It's pretty random, Alex, I think it was down what, 60 or 70 people sequentially and revenue was up, you know, well over $100 million, so I don't think it's a lot to read into that.

Alex Rygiel
Analyst, B Riley Securities, Inc.

Thank you.

Operator

[Operator Instructions] Our next question will be coming from Sean Eastman of KeyBanc.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.

Thank you. So I just wanted to make sure we're interpreting the commentary on the several customers kind of ramping into the second half versus the two that are more first half weighted. It sounds like what you're saying is the former is – the order of magnitude on the former is larger than the two customers that are more first half weighted, so there's still an opportunity for second half revenues to exceed first half, but maybe the pace of growth is just not going to be able to be sustained versus what we saw in the first quarter. Is that kind of what you're trying to say, Steve?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, I mean, I think directionally that's in line. But these programs are accelerating. And when you have programs that are accelerating, once you get a cadence, you can build up some pretty good revenue momentum. We just don't want to get ahead of that, as we're seeing this transition in activity short-term from couple of customers to a broader set of customers that are growing. And as I said, Sean, if we look at that broader set of customers sequentially, the growth rate from Q1 to Q2 that we expect for those customers this year will be in-line or maybe better than the sequential growth overall was last year from Q1 to Q2.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.

Okay. That's actually really helpful. And then moving over to the margins, clearly this 360 basis points of improvement in the first quarter is considerably better than modest year-over-year expansion guidance. So would you be able to get into what's in that year-on-year bridge and just help us understand what we can extrapolate from that performance relative to the balance of the year?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, clearly, Sean, we got good operating leverage in the quarter where we had 19% organic growth, which was more than we had expected. Again, weather was a factor. We had better weather to operate in, in February and March than what we would typically seasonally see. I think that's reflected in some customers being pleased with how much they've got done in the first part of the year.

I think as we go ahead, we're going to have a little bit of pressure as we see moderation with a couple of customers offset by the growth in others. But as we get deeper into the year, I think what I take away from the margins over the last four quarters being north of 10% is that the trend line and earnings power that we've had for a long time in the business is reasserting itself after a period that was pretty difficult, so we're encouraged.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.

Okay. And one last one, Steve. Just with the broader customer base, kind of publicly identifying higher build costs and zoning in on the labor side, in particular. I just want to make sure I understand how to interpret that relative to the DY model. Maybe just kind of help clear the air on how that translates into the Dycom model, how we should think about that – those comments?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. So Sean, we've talked about it in the last quarter, too, and I'm not going to respond back to any or comment specifically on any individual customer. But as the builds progress, there's always a mix of different types of passings. So let's say aerial passings where we placed fiber on poles, buried passings where we placed the fiber in the ground or where we serve multiple dwelling units like apartment complexes and condominiums, and all of those different types of deployments have different costs.

And so as mix changes over time, it's not unusual, for example, at any given period for, say, underground or buried construction to increase, and that does require more labor. And so if you look at the overall impact on cost per homes passed, it's really in our view that the mix changes over time. And with that mix change, the amount of labor that's required and the amount of – or the portion of the build that's labor related can increase, but it just reflects the mix.

Sean Eastman
Analyst, KeyBanc Capital Markets, Inc.

Understood. Thank you. I'll turn it over.

Operator

[Operator Instructions] The next question we have is coming Brent Thielman of D.A. Davidson.

Brent Thielman
Analyst, D.A. Davidson & Co.

Thanks. Good morning, Steve, Drew. Hey, Steve, you grew 19% off of a pretty difficult comparison last year, is there a way for us to think about the contribution of sort of higher value or contract pricing for your services after all this inflation versus just deeper penetration of the services?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

We go through contract renewals and have discussions with customers periodically. We're not going to talk about pricing in specific or generally other than to say that we're pleased with those discussions, that they reflect the right mix of volume versus the cost that it takes to get the work done.

Brent Thielman
Analyst, D.A. Davidson & Co.

Okay. And then maybe, Steve, can you just speak to your ability to pivot crews from those customers with more sort of front-half weighted spending into those than the back-half loaded spending, just maybe more so your ability to manage some of that under absorption that comes with some of the fluctuation between customers?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. Well, as we said, any time you deal with some moderation, there's going to be some costs that get hung up for a little bit. I think we're pleased that the – of the breadth of the business and the amount of demand that we see across the industry and additional investment that's flowing in, that we're going to work hard to stay busy.

Brent Thielman
Analyst, D.A. Davidson & Co.

Okay. Thank you.

Operator

[Operator Instructions] The next question that we have is coming from Christian Schwab with Craig-Hallum.

Christian Schwab
Analyst, Craig-Hallum Capital Group LLC

Hey. Good morning, guys. Steve, I'm curious in the underground fiber work with the broadening of the customer base and significant state investments. Is there any shift in mix of burying the fiber from an increase in what I would call middle-mile and long-haul fiber initiatives and outlook on a go-forward basis? Are you seeing that or not?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, Christian, it's a great question. So, clearly, when you start deploying lots of fiber in rural America, there's not a whole lot of middle-mile fiber. And so a portion of these programs really is middle-mile before you can do the distribution portion of the network.

I think a number of customers who are participating, both as incumbents in a particular geography, as well as a state or federal recipient of support, is often looking at that middle-mile investment against two, three, four separate pools of capital that can fund it.

So I think we will see larger projects initially now, not forever. Eventually the middle-mile gets built, and then the focus is clearly around homes passed. But that's a – the dynamic you describe is pretty typical when you want to deploy fiber in a region of the country or the state – of a state where there's very little fiber right now.

Christian Schwab
Analyst, Craig-Hallum Capital Group LLC

And how – would you expect any type of profitability differences between middle-mile work and say distribution/last mile work?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

In rural America, Christian, there's really – it's the same activity. It's the same work functions. It's the same environmental conditions you're operating within. And so, we've not historically seen it to be a big difference.

Christian Schwab
Analyst, Craig-Hallum Capital Group LLC

Great. No other questions. Thanks, Steve.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Thank you.

Operator

[Operator Instructions] And our next question will be coming from Eric Luebchow of Wells Fargo.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Thanks. Thanks for the question. Steve, I wanted to touch on the cable folks. So Comcast and Charter had some nice growth in the quarter. I guess, are you seeing more activity on edge-outs or the DOCSIS 4.0 upgrades or maybe some of the rural programs like Charter has been doing with RDOF? Any color on what you're seeing from the cable sector?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah, Eric, I think we're pleased with our progress against all of those opportunities that you outlined. But both major cable operators spoke recently at conferences and focused on their edge-out and rural strategies. But they also are deploying capital and we're participating in that to expand existing network capacity. So in general, we see things picking up.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Yeah. That's good to hear. And just related to BEAD, I know it's been touched on. I mean, there we've heard some chatter that concerns around labor supply. Will there be enough to support both the metro and suburban builds in addition to the more rural builds that seem to be accelerating the next couple of years? How do you think about, like, kind of your headcount today? And do you think there's enough kind of industry capacity to support another 15 plus million homes or whatever the ultimate number will be in rural America over the next 5 to 10 years?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. I think, Eric, the way we're looking at BEAD is, again, as we said earlier, is it really is an extension of an increase in government funding that really started with the CARES Act, ran through RDOF and ARPA and continues with state funds. And so I think capacity in that part of America with those funding sources is increasing. And the bigger the install base, the greater the industry's ability to grow doesn't mean it's going to be easy. But if you look at our work that we do for electric utilities I think on a trailing basis, it's very close to $300 million in revenue. That resource base, for the most part, didn't exist five, six years ago.

So I think as long as – as long as the economics are right, reflecting the amount of investment that's required to create capacity and we have the right length of time in order to make that investment, we and lots of others will be pleased to help get the network built, because I would say, rural America has probably, in their mind, waited long enough.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Yeah. Yeah. Fair enough. And just one last one for me, Steve, kind of a bigger picture question. So the
Gigapower JV with AT&T is kind of a open access model that we've seen rolled out a lot more in Europe. I guess, what are your thoughts on whether that can be kind of a successful model in terms of their ability to not just sell the fiber network to AT&T, but add additional tenants onto it as well?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. Eric, I think what I would say is without comments on any customer-specific model is that when you have a theme in the economy that's as big as creating digital infrastructure to serve homes regardless of their location, whether they're urban, suburban, or rural, there's going to be lots of experimentation around different ways to create value around that societal trend.

And you've highlighted one. There are others that are out there. And that's why I think if you look at the next 5 or 10 years in this industry, it's going to be more exciting than any time certainly in my career and probably ever. So I just think it just shows how dynamic our industry is given the demand for the service.

Eric Luebchow
Analyst, Wells Fargo Securities LLC

Thanks, Steve. Appreciate it.

Operator

[Operator Instructions] And the next question is coming from Alan Mitrani of Sylvan Lake Asset Management.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Hi. Thank you. The issue with...

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Hey, Alan.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

...the earnings the last – hey, how are you, Steve? The issue with your earnings the last number of years has really been gross margin. It seems like finally we've rolled off some of those problem contracts and other issues, and you got energy down to a level where you've been able to get the price increases and whatever cost cuts you've done. Is that the way you feel? You feel like we're past a milestone as it relates to gross margin?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, this is a service business, Alan. You're always working hard to make it better. There are always challenges. I think a couple of years ago, we probably would not have anticipated the amount of labor inflation in the general economy. But in terms of things that are inside the business through some challenging programs, I think we're back on a more normalized earnings trend and we're working hard to make it better.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Okay. Can you talk about the competitive dynamics in terms of other contractors or the bidding environment that you're seeing? Does your access to capital help you? You guys raised a lot of money, you’re paying extra interest costs, you hadn't put it all to work really. Can you just talk about that versus other contractors?

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Yeah. Look, I would say a couple of things. One, we're pleased with our competitive positioning. I was looking this morning that over the last four quarters to April, we grew just under $700 million organically, pretty sizable increase, and that growth alone would be a pretty sizable industry participant. I would say, there's certainly anecdotal data that would tell you that the community banking challenges will disproportionately impact smaller private companies. Not great, probably shouldn't be that way. But in the past, that's certainly what we've seen. And we are pleased that we raised capital when we did in 2021 at attractive rates. And we've been also pleased that we've been able to put it to work organically and through share repurchases. So I think we're in a good spot to compete, doesn't mean that we will ever earn business just on the balance sheet because we've got to serve the customer well. But it certainly doesn't hurt.

Alan Mitrani
Managing Partner, Sylvan Lake Asset Management LLC

Great. Thank you.

Operator

Thank you. This concludes the question-and-answer session for today. And I would like to turn the call back over to management for closing remarks.

Steven E. Nielsen
President, Chief Executive Officer & Director, Dycom Industries, Inc.

Well, we thank everybody for your time and attention, and we look forward to speaking to you again in August on our second quarter earnings call. Thank you.

Operator

This concludes today's conference call. You all may disconnect and, everyone, enjoy the rest of your day.